SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

ASA Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4) Date Filed: ______________________________

ASA LIMITED

11 SUMMER STREET
4TH FLOOR
BUFFALO, NY 14209

January 29, 2008

Dear Shareholder,

You are cordially invited to attend the 2008 Annual General Meeting of Shareholders of ASA Limited (the “Company”), which will be held on Thursday, March 6, 2008. The normal management proposals to be acted on at the meeting are described in the attached Notice of Annual General Meeting of Shareholders.

Caution: Do not respond to the dissident shareholders’ solicitation. As you may be aware, a group of dissident shareholders managed or advised by Laxey Partners Limited, an off-shore hedge fund manager, has announced its intention to solicit proxies against certain of the nominees of your Board of Directors and to submit to shareholders at the meeting a proposal recommending that, to address the discount from net asset value at which the Company’s shares have been trading, the Board authorize an immediate tender offer for 30% of the Company’s outstanding shares at a price equal to 99% of net asset value, followed thereafter by semi-annual tender offers for 10% of the outstanding shares at a price equal to 99% of net asset value. For the following reasons, which are presented in greater detail in the proxy statement, we strongly urge you to reject the dissident shareholders’ solicitation and vote against the dissident shareholders’ proposal. Please do not sign any proxy card that may be sent to you by or on behalf of the dissident shareholders, even as a protest vote against them. Please be assured that your Board of Directors will continue to act in the long-term interests of all Company shareholders.

The Company has experienced strong performance in recent years. The Company’s total return (assuming reinvestment of dividends) in fiscal year 2007 was 19.2% based on net asset value and 19.0% based on the market price of the Company’s shares. This total return in fiscal year 2006 was 34.9% based on net asset value and 31.5% based on market price. The Company believes that the dissident shareholders have purchased shares of the Company at discounts from net asset value approximating current discount levels and are attempting to enhance their return beyond the Company’s strong net asset value return to the significant detriment of long-term shareholders. There is no reason to replace valuable current members of your Board (see page 6) or to subject long-term shareholders to the adverse consequences of a major tender offer program, in order to benefit short-term arbitrageurs.

The nominees of your Board of Directors will better serve the long-term interests of the Company and its shareholders. The agenda of the dissident shareholders is to install a minority of directors who will agitate for the Company to take actions that will benefit short-term arbitrageurs, including the dissident shareholders, to the significant detriment of the Company’s long-term shareholders. The current members of the Board have no such agenda and will continue to devote their attention to the long-term interests of the Company and its shareholders.

The major tender offer program proposed by the dissident shareholders could result in a reduction in the net assets of the Company by approximately 60% over a two to three year period. The Board believes that it would be highly detrimental to the long-term interests of the Company and its shareholders to carry out the major tender offer program proposed by the dissident shareholders. The terms of the proposal make it clear that the dissident shareholders are acting out of their self-interest as arbitrageurs without regard for the interests of the Company’s long-term shareholders. The major tender offer program proposed by the dissident shareholders would significantly increase the Company’s expense ratio and could adversely affect the management of the Company’s investments and its investment performance, to the detriment of long-term shareholders.

The major tender offer program proposed by the dissident shareholders would have significant adverse income tax consequences to many non-tendering and tendering shareholders. Because the Company is a passive foreign investment company (PFIC) for U.S. federal income tax purposes, the proposed tender offer program would subject many U.S. taxable shareholders, both non-tendering and tendering shareholders, to significant adverse income tax consequences. Many U.S. taxable shareholders would find the income tax consequences of the repurchase of their shares by the Company to be so severe as to discourage their participation in the tender offer program.

The Board of Directors unanimously and strongly recommends that you reject the dissident shareholders’ solicitation and vote against the dissident shareholders’ proposal.

We invite you to attend the meeting in person. Your vote at this year’s meeting is especially important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Accordingly, we ask that you please mark, sign, date, and return the enclosed WHITE proxy card at your earliest convenience. As an alternative to using the WHITE proxy card to return your proxy, you may return your proxy by telephone or through the Internet. Please follow the instructions on the enclosed WHITE proxy card.

If you have any questions regarding the proposals or need assistance returning your proxy, please contact D.F. King & Co., Inc., the Company’s proxy solicitor, at 1-800-549-6746 (call toll-free) or 1-212-269-5550 (call collect).

On behalf of the Board of Directors and management of the Company, I extend our appreciation for your continued support.

Sincerely yours,

Robert J.A. Irwin
Chairman of the Board, President and Treasurer
ASA Limited

ASA LIMITED

11 SUMMER STREET
4TH FLOOR
BUFFALO, NY 14209

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

March 6, 2008

          NOTICE IS HEREBY GIVEN that the Annual General Meeting (the “Meeting”) of Shareholders of ASA Limited (the “Company”) will be held on Thursday, March 6, 2008, at 10:00 a.m., Eastern Time, at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 599 Lexington Avenue, 32nd Floor, New York, NY, 10022, for the purpose of considering and acting upon the following business:

1.	To elect each of the Company’s nominees to the Board of Directors.
2.

To ratify and approve the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending November 30, 2008, and to authorize the Audit Committee to set the independent auditors’ remuneration.

3.	To consider a certain shareholder proposal, if properly presented at the Meeting.
4.	Such other business as may properly come before the Meeting or any adjournment or postponement thereof.

          The Board of Directors unanimously recommends that shareholders vote FOR each of the nominees listed in proposal 1, FOR proposal 2, and AGAINST proposal 3 on the enclosed WHITE proxy card. The Board’s reasons for strongly opposing proposal 3 are set forth in the proxy statement.

          During the Meeting, management also will present the Company’s audited financial statements for the fiscal year ended November 30, 2007.

          The Board of Directors has fixed the close of business on January 14, 2008 as the record date for the determination of the shareholders of the Company entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

Paul K. Wustrack, Jr.
Secretary

January 29, 2008

YOUR VOTE AT THIS YEAR’S MEETING IS ESPECIALLY IMPORTANT
NO MATTER HOW MANY SHARES YOU OWN

          This is an especially important meeting in light of the announcement by a group of dissident shareholders managed or advised by Laxey Partners Limited, an off-shore hedge fund manager, of its intention to solicit proxies against certain of the nominees of your Board of Directors and to submit to shareholders at the Meeting a proposal recommending that, to address the discount from net asset value at which the Company’s shares have been trading, the Board authorize an immediate tender offer for 30% of the Company’s outstanding shares at a price equal to 99% of net asset value, followed thereafter by semi-annual tender offers for 10% of the outstanding shares at a price equal to 99% of net asset value. We strongly urge you to reject the dissident shareholders’ solicitation and vote against the dissident shareholders’ proposal. Please do not sign any proxy card that may be sent to you by or on behalf of the dissident shareholders, even as a protest vote against them. If you believe that you may previously have returned a proxy card sent to you by or on behalf of the dissident shareholders, you can revoke that proxy by marking, signing, dating, and returning the enclosed WHITE proxy card in the envelope provided before the date of the Meeting.

          If your shares are registered in your name, please indicate your voting instructions on the enclosed WHITE proxy card, sign and date the card, and return the card in the envelope provided before the date of the Meeting. IF YOU SIGN, DATE, AND RETURN THE WHITE PROXY CARD BUT GIVE NO VOTING INSTRUCTIONS, THE PROXIES WILL VOTE FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND AGAINST PROPOSAL 3. In order to avoid the additional expense of further solicitation, we ask your cooperation in mailing your WHITE proxy card promptly.

          As an alternative to using the WHITE proxy card to return your proxy, you may vote in person at the Meeting or you may return your proxy:

•	by touch-tone telephone, with a toll-free call to 1-888-693-8683; or
•	through the Internet, at www.cesvote.com, and by following the instructions on the website.

          If you have any questions regarding the proposals or need assistance returning your proxy, please contact D.F. King & Co., Inc., the Company’s proxy solicitor, at 1-800-549-6746 (call toll-free) or 1-212-269-5550 (call collect).

          If we do not receive your voting instructions after our original mailing, you may be contacted by the Company or by D.F. King & Co., Inc. The Company or D.F. King & Co., Inc. will remind you to appoint a proxy.

          If you hold your shares in “street name” through a broker, bank or other nominee, your nominee may not return your proxy this year (as it has in past routine annual meetings) unless you mark, sign, date and mail promptly the proxy voting form it will send you. If you hold your shares in street name and you wish to vote in person at the Meeting, you must request your broker or nominee to provide you with a legal proxy in order to vote your shares at the Meeting.

ASA LIMITED

11 SUMMER STREET
4TH FLOOR
BUFFALO, NY 14209
______________________________

PROXY STATEMENT
______________________________

ANNUAL GENERAL MEETING OF SHAREHOLDERS

March 6, 2008

SOLICITATION AND REVOCATION OF PROXIES

          The enclosed WHITE proxy card is solicited by the Board of Directors (the “Board”) of ASA Limited (the “Company”) for use at the Annual General Meeting of the Company’s shareholders (the “Meeting”) to be held on Thursday, March 6, 2008, at 10:00 a.m. Eastern Time, at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 599 Lexington Avenue, 32nd Floor, New York, NY, 10022. (The Meeting and any adjournment or postponement of the Meeting are referred to herein as the “Meeting.”) The proxy may be revoked by a shareholder at any time prior to its use at the Meeting by an instrument in writing delivered to the Secretary, c/o ASA Limited, 11 Summer Street, 4th Floor, Buffalo, NY 14209 or delivered to him at the Meeting. The approximate mailing date of this proxy statement and the WHITE proxy card will be January 30, 2008.

          This is an especially important meeting in light of the announcement by a group of dissident shareholders managed or advised by Laxey Partners Limited, an off-shore hedge fund manager, of its intention to solicit proxies against certain of the nominees of your Board and to submit to shareholders at the Meeting a proposal recommending that, to address the discount from net asset value at which the Company’s shares have been trading, the Board authorize an immediate tender offer for 30% of the Company’s outstanding shares at a price equal to 99% of net asset value, followed thereafter by semi-annual tender offers for 10% of the outstanding shares at a price equal to 99% of net asset value. The Board’s reasons for strongly opposing the dissident shareholders’ nominees and the dissident shareholders’ proposal are set forth below. Please give this material careful attention.

          On November 19, 2004, ASA Limited, a South African public limited liability company and the predecessor company to the Company (“ASA South Africa”), was reorganized into the Company, a Bermuda exempted limited liability company. Certain information in this proxy statement relates to ASA South Africa as the predecessor company.

          As a result of the dissident shareholders’ threatened proxy solicitation, the Company expects to incur substantial additional costs in connection with its solicitation of proxies. The expense of preparing, assembling, printing and mailing the proxy statement, WHITE proxy card and any other material used for the solicitation of proxies by the Board will be paid by the Company. In addition to the solicitation of proxies by use of the mails, directors and officers of the Company may solicit proxies by telephone, electronic communications or personal contact, for which they will not receive any additional compensation. The Company has retained D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 to assist in the solicitation of proxies. Such solicitation will primarily be by mail and telephone. D.F. King & Co., Inc. will employ approximately 50 people to solicit shareholders. The costs of the solicitation are estimated at approximately $350,000. D.F. King & Co., Inc. will be reimbursed for out-of-pocket costs in connection with the solicitation. In light of the dissident shareholders’ threatened proxy solicitation, the Company estimates that its expenses related to the solicitation of shareholders, including fees for attorneys, proxy solicitors, printing and other related expenses, are expected to aggregate approximately $1,010,000, approximately $30,000 of which has been spent to date. These amounts do not include costs that are normally expended for a solicitation for an election of directors in the absence of a contest. The Company will reimburse brokers, nominees and fiduciaries that are record owners of shares of the Company for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of such shares. The Annual Report of the Company for the fiscal year ended November 30, 2007, including audited financial statements, accompanies or preceded this proxy statement.

VOTING AT THE MEETING

          Only shareholders of record at the close of business on January 14, 2008 (the “Record Date”) will be entitled to vote. There are 9,600,000 Common Shares of the Company outstanding, each of which entitles the holder to one vote. Each valid proxy received at or before the Meeting will be voted at the Meeting in accordance with the instructions on the proxy card. If a shareholder has signed a WHITE proxy card but no instructions are indicated, the named proxies will vote FOR the election as directors of each of the Board’s nominees listed on the WHITE proxy card (proposal 1); FOR the ratification and approval of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending November 30, 2008, and to authorize the Audit Committee to set the independent auditors’ remuneration (proposal 2); AGAINST the shareholder proposal (proposal 3); and, in their discretion, upon such other matters as may properly come before the Meeting.

          Shareholders may return their proxies by mail, by touch-tone telephone, or through the Internet, or may vote in person at the Meeting. If your shares are registered in your name, we encourage you to return your proxy by telephone by calling toll free 1-888-693-8683 or, if you have Internet access, through the Internet at www.cesvote.com. When you return your proxy by telephone or through the Internet, your instructions are recorded immediately and there is no risk that postal delays will cause your proxy to arrive late and therefore not be counted. If you hold your shares in “street name” through a broker, bank or other nominee, your nominee may not return your proxy this year (as it has in past routine annual meetings) unless you mark, sign, date and mail promptly the proxy voting form it will send you. In addition, if you hold your shares through a nominee, your nominee may allow you to return your proxy by telephone or through the Internet. Please consult the materials you receive from your nominee prior to returning your proxy by telephone or through the Internet.

          If you have any questions regarding the proposals or need assistance returning your proxy, please contact our proxy solicitor, D. F. King & Co., Inc., at 1-800-549-6746 (call toll-free) or 1-212-269-5550 (call collect).

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          As of the Record Date, the Company is not aware of any person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) owning of record or beneficially more than 5% of the Company’s outstanding Common Shares except as follows:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Outstanding Shares

Lazard Asset Management LLC 30 Rockefeller Plaza New York, New York 10112	882,482(1)	9.2%(1)

Carrousel Capital Ltd. Hammond House 117 Piccadilly London W1J 7JU	769,839(2)	8.0%(2)

Laxey Partners Limited The Old Chapel Onchan Isle of Man IM3 1NA	498,080(3)	5.2%(3)

_______________________

(1)	The above information is based solely on the Form 13F filed by Lazard Asset Management LLC on January 9, 2008.
(2)	The above information is based solely on Amendment No. 2 to the Schedule 13D filed by Carrousel Capital Ltd. on October 18, 2007.
(3)	The above information is based solely on the Schedule 13D filed by Laxey Partners Limited on November 23, 2007. Based solely on the preliminary proxy statement filed by Laxey Partners Limited on January 25, 2008, as of January 24, 2008, Laxey Partners Limited beneficially owned, in the aggregate, 580,825 Common Shares, representing approximately 6.0% of the Company’s outstanding Common Shares.

QUORUM AND REQUIRED VOTING

          One-third (1/3) of the Company’s outstanding Common Shares present in person or by proxy and entitled to vote constitutes a quorum at the Meeting. If, within five minutes from the time scheduled for the Meeting, a quorum of shareholders is not present, the Meeting shall stand adjourned until such other day, time and place as the chairman of the Meeting may determine.

          Assuming that a quorum is present at the Meeting, approval of each proposal requires the affirmative vote of a majority of votes cast at the Meeting, whether in person or by proxy. Abstentions and “broker non-votes” (i.e., shares held by brokers, banks or other nominees as to which (i) instructions have not been received from the beneficial owner or persons entitled to vote and (ii) the broker, bank or nominee does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum is present, but will have no effect on the vote.

PROPOSAL 1: ELECTION OF DIRECTORS

          Unless contrary instructions are given, the persons named as proxies will vote such proxies for the election of the nominees listed below to serve as directors of the Company until the next Annual General Meeting of Shareholders and against any other nominees presented by the dissident shareholders at the Meeting. Each nominee was nominated for election by the Board. Each nominee has consented to being named in this Proxy Statement and to serve if elected. In the event that any of the nominees is unable or declines to serve as a director, an event that the Board does not anticipate, proxies may be voted at the Meeting for the election of another person in his stead or the Board may reduce the number of directors as provided in the Company’s Bye-Laws. The following is a list of each nominee, his age, address, principal occupation and present positions, including any affiliations with the Company, the length of service with the Company and other directorships held. Unless otherwise noted, each of the directors has engaged in the principal occupation listed in the following table for five years or more.

Position Held, Term
	of Office (2) and	Principal Occupation During
Name, Address (1)	Length	the
and Age	of Time Served	Past Five Years	Other Directorships

Interested Director*:

Robert J.A. Irwin, 80	Chairman and Treasurer since 2003; President since 2004; Director since 2003 (ASA South Africa from 1987 to 2005).	Chairman of the Board of ASA South Africa from 1993 to 2005; Treasurer of ASA South Africa from 1999 to 2005.	Former director, President and Chief Executive Officer of Niagara Share Corporation (closed-end investment company).

Independent Directors**:

Harry M. Conger, 77	Deputy Chairman (non-executive) since 2004; Director since 2004 (ASA South Africa from 1984 to 2004).	Chairman and CEO Emeritus of Homestake Mining Company.	Director of Apex Silver Mines Limited (silver mining company).

Henry R. Breck, 71	Director since 2004 (ASA South Africa from 1996 to 2004).	Chairman and director of Ark Asset Management Co., Inc. (registered investment adviser).	Director of Butler Capital Corporation (business financing).

Chester A. Crocker, 66	Director since 2004; (ASA South Africa from 1996 to 2004).	James R. Schlesinger Professor of Strategic Studies, School of Foreign Service, Georgetown University; President of Crocker Group (consultants).	Director of Universal Corporation (tobacco, lumber and agri-products), First Africa Holdings Ltd. (investment banking); G3 Good Governance Holdings, Ltd. (consultants on geopolitical and commercial issues); Bell Pottinger Communications USA LLC (strategic communications); Director of United States Institute of Peace.

Joseph C. Farrell, 72	Director since 2004 (ASA South Africa from 1999 to 2004).	Retired Chairman, President and CEO of The Pittston Company (coal and mining, transportation and security services) (now The Brinks Company).	Director of Universal Corporation (tobacco, lumber and agri-products).

Position Held, Term
	of Office (2) and	Principal Occupation During
Name, Address (1)	Length	the
and Age	of Time Served	Past Five Years	Other Directorships

James G. Inglis, 63	Director since 2004 (ASA South Africa from 1998 to 2004).	Chairman of Melville Douglas Investment Management (Pty) Ltd. since 2002, Executive Director prior thereto.	Director of Coupon Holdings (Pty) Ltd. (investment company).

Malcolm W. MacNaught, 70	Director since 2004 (ASA South Africa from 1998 to 2005).	Retired Vice President and Portfolio Manager at Fidelity Investments.	Former director of Meridian Gold Inc. (gold mining company).

Robert A. Pilkington, 62	Director since 2004 (ASA South Africa from 1979 to 2005).	Investment banker and Managing Director of UBS Securities LLC and predecessor companies since 1985.	Director of Avocet Mining PLC (gold mining company).

A. Michael Rosholt, 87	Director since 2004 (ASA South Africa from 1982 to 2005).	Former Chairman of the National Business Initiative (South Africa) (non-profit organization); retired Chairman of Barlow Rand Limited (financial, industrial and mining corporation).	None

(1)	The address for each director is c/o LGN Group, LLC, P.O. Box 269, Florham Park, NJ 07932.

(2)	Each director of the Company will serve as such until the next Annual General Meeting of Shareholders.

*	An “interested person” of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), by reason of being an officer of the Company.

**	A director that is not an “interested person” of the Company.

Required Vote: The election of directors requires the affirmative vote of a majority of the votes cast at the Meeting.

The directors unanimously recommend that you vote FOR each of the Board’s nominees on the enclosed WHITE proxy card.

WE STRONGLY OPPOSE THE DISSIDENT SHAREHOLDERS’ NOMINATIONS

As discussed above, a group of dissident shareholders managed or advised by Laxey Partners Limited, an off-shore hedge fund manager, has announced its intention to solicit proxies against certain of the nominees of your Board. The dissident shareholders have informed the Company that they intend to nominate three persons for election as directors of the Company at the Meeting, to replace Messrs. Crocker, Farrell and MacNaught. At the Meeting, shareholders will vote on the election of nine directors to the Board. As set forth above, the Board has nominated nine persons to stand for re-election to the Board.

The nominees of your Board will better serve the long-term interests of the Company and its shareholders. The agenda of the dissident shareholders is to install a minority of directors who will agitate for the Company to take actions that will benefit short-term arbitrageurs, including the dissident shareholders, to the significant detriment of the Company’s long-term shareholders. The current members of the Board have no such agenda and will continue to devote their attention to the long-term interests of the Company and its shareholders.

As discussed below, your Board believes that Messrs. Crocker, Farrell and MacNaught have experience and expertise that have benefited and will continue to benefit the interests of the Company and its long-term shareholders. Your Board strongly believes that the Company will be well served by the reelection of Messrs. Crocker, Farrell and MacNaught.

The Honorable Chester A. Crocker. Dr. Crocker is the James R. Schlesinger Professor of Strategic Studies at Georgetown University’s Walsh School of Foreign Service and serves on the board of its Institute for the Study of Diplomacy. Dr. Crocker has extensive knowledge of the political and economic risks of investing in developing countries, particularly those in Africa, where the Company presently invests or may invest in the future. From 1981 to 1989, Dr. Crocker served as Assistant Secretary of State for African Affairs. Among his other current directorships, Dr. Crocker serves on the board of First Africa Holdings Ltd., an Africa-focused financial services firm. Dr. Crocker lectures and writes on African affairs, international politics, U.S. foreign policy, and conflict management and security issues. Dr. Crocker also has served as a director of Minorco, S.A., and Ashanti Goldfields, Ltd., now a division of AngloGold Ashanti Limited.

Joseph C. Farrell. Prior to his retirement in 1998, Mr. Farrell served as Chairman, President, and Chief Executive Officer of The Pittston Company, a Fortune 500 company with activities in mining, security, and air freight. Mr. Farrell joined The Pittston Company as Senior Vice President in 1984. Prior to joining The Pittston Company, Mr. Farrell served as President of Freeport Gold Company from 1978 to 1984; as Assistant to the President of Freeport Minerals Company from 1975 to 1976; and in various positions of increasing responsibility with on site and other operations at the Ertsberg copper/gold mine in Indonesia and Queensland Nickel in Australia from 1968 to 1975. In addition, Mr. Farrell has previously served as a director of the Bituminous Coal Operators Association; as a director of the World Coal Institute; as President of the Nevada Mining Association; and as a member of the Nevada Board of Minerals.

Malcolm W. MacNaught. Prior to his retirement in 1996, Mr. MacNaught was a Vice President and portfolio manager at Fidelity Investments. Mr. MacNaught joined Fidelity Investments in 1968. While at Fidelity Investments, Mr. MacNaught managed gold and precious metals funds for over ten years and a natural resources fund for nearly eight years. During the period 1982 to 1996, funds managed by Mr. MacNaught received numerous Performance Awards for ranking number one by Lipper Analytical Services. Following his retirement from Fidelity Investments, Mr. MacNaught has remained active in the precious metals and mining business. Mr. MacNaught served as a director of Meridian Gold Inc., a gold mining company, from 1997 to 2007; as a founding director of Lion Selection Group, a Sydney Australian pooled development fund established to finance Australian mining ventures, from 1998 to 2001; and as a director of Stillwater Mining, a platinum group metals mining company, from 1999 to 2002.

We believe that the successful investment performance of the Company reflects not only the dedication and experience of the Company’s current Board members but also their ability to work collaboratively and without an agenda that would prefer the interests of short-term arbitrageurs over the long-term interests of the Company and its shareholders. We believe that election of the candidates proposed by the dissident shareholders would substitute directors who not only have an agenda favoring short-term arbitrageurs but who also would disrupt the performance of a Board that has served the shareholders very well for many years.

The directors unanimously recommend that you vote FOR each of the Board’s nominees on the enclosed WHITE proxy card.

If you vote FOR Mr. Crocker, Mr. Farrell, or Mr. MacNaught, the individuals named as proxies on the enclosed WHITE proxy card will exercise their discretionary authority and vote against the dissident shareholders’ nominee proposed to replace him.

The directors unanimously recommend that you reject the dissident shareholders’ solicitation and strongly urge you not to sign, but to discard, any proxy card that may be sent to you by or on behalf of the dissident shareholders, even if you intend to use it to vote against their nominees.

EXECUTIVE OFFICERS

The current executive officers of the Company are Messrs. Robert J.A. Irwin, information with respect to whom is set forth above; David J. Christensen (45), Vic e President – Investments since May 2007; and Paul K. Wustrack, Jr. (64), Secretary and Chief Compliance Officer since 2004. During the past five years, Mr. Christensen has served as Vice President, Corporate Development of Gabriel Resources Ltd. since 2006; was an independent financial consultant from 2003 to 2006; and was Director of Fundamental Equity Research for Credit Suisse First Boston from 2002 to 2003. During the past five years, Mr. Wustrack served as Assistant U.S. Secretary of ASA South Africa from 2002 to 2005 and as Chief Compliance Officer from 2004 to 2005; prior thereto he was Special Counsel with Phillips, Lytle, Hitchcock, Blaine & Huber LLP. Executive officers are elected at the first Board meeting after each Annual General Meeting of Shareholders to serve for the ensuing year.

DIRECTOR/OFFICER COMPENSATION

Each non-South African director receives an annual fee of $20,000 for his services as a director and a fee of $1,000 for each Board and Committee meeting (whether in person or by telephone) that he attends. Each South African director receives the rand equivalent of $20,000 as an annual fee for his services as a director, the rand equivalent of $2,000 for each Board meeting that he attends in person, if held outside of South Africa, and the rand equivalent of $1,000 for each Board meeting he attends in South Africa or by telephone. In addition, South African directors receive a meeting fee of the rand equivalent of $1,000 for each Committee meeting attended (whether in person or by telephone) during the year. The Chairman of the Audit Committee receives an additional $2,000 for each Audit Committee meeting that he attends. The Company pays to any retired director who served as a director of the Company or its predecessor, ASA South Africa, for at least twelve years an annual retirement benefit equal to 75% of the annual retainer fee paid to active directors, as adjusted from time to time. Directors retiring after attaining the age of 70 are entitled to such retirement benefit for life; directors retiring prior to attaining such age are entitled to such retirement benefit for the lesser of life or the number of years they served as a director. Payments of directors’ retirement benefits have not been funded by the Company.

A summary of the compensation and benefits for the directors and officers of the Company for the fiscal year ended November 30, 2007 is shown below:

		Pension or
		Retirement
		Benefits	Estimated	Total
	Aggregate	Accrued as Part	Annual Benefit	Compensation
Name of Person	Compensation	of Company	Upon	From Company
& Position	from Company	Expenses	Retirement (1)	Paid to Directors

Interested Director:
Robert J.A. Irwin,	$510,000	(2)	$15,000 (3)	$25,000
Chairman, President,
Treasurer and Director
Independent Directors:
Harry M. Conger,	$29,000	–	$15,000	$29,000
Director and Deputy
Chairman (non-executive)
Henry R. Breck,	$29,000	–	$15,000	$29,000
Director
Chester A. Crocker,	$30,000	–	$15,000	$30,000
Director
Joseph C. Farrell,	$42,000	–	$15,000	$42,000
Director
James G. Inglis,	$32,000	–	$15,000	$32,000
Director
Malcolm W. MacNaught,	$31,000	–	$15,000	$31,000
Director
Robert A. Pilkington,	$30,000	–	$15,000	$30,000
Director
A. Michael Rosholt,	$29,000	–	$15,000	$29,000
Director
Other Officers:
David J. Christensen, Vice	$167,500 (4)	–	–	N/A
President – Investments
Paul K. Wustrack, Jr.,	$242,083	–	–	N/A
Secretary and Chief
Compliance Officer

(1)
All directors qualify to receive retirement benefits if they have served the Company or its predecessor, ASA South Africa, for at least twelve years prior to retirement. The amount shown for each director is the total benefits which are, or would be, payable to such person assuming such director had served twelve years as of November 30, 2007.

(2)
The company has an unfunded non-qualified pension agreement with Mr. Irwin, pursuant to which the Company credits amounts to a pension benefit account as determined from time to time by the Board. Through the period ended November 30, 2006, interest equivalents were credited on amounts credited to the pension benefit account at an annual rate of 3.5%. Beginning December 1, 2006, interest equivalents are credited at an annual rate of 5%. The Company recorded an expense of $107,000, including interest, for the total amount credited to the pension benefit account during the year ended November 30, 2007.

An amount equal to the balance in the pension benefit account will be payable in a lump sum upon termination of Mr. Irwin’s service as an officer of the Company. At November 30, 2007, the Company has recorded a liability for pension benefits due under the agreement of $651,967, including interest.

(3)
The amount shown for Mr. Irwin includes only the retirement benefits payable to him as a director and not the benefits payable to him under the supplemental non-qualified pension agreement described in Note (2) above.

(4)
The amount shown for Mr. Christensen covers the period from May 10, 2007 through November 30, 2007. In the event that the Company terminates Mr. Christensen’s employment other than for cause, the Company will pay Mr. Christensen an amount equal to 60% of his then-effective annual salary for the year in which the termination occurs.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of November 30, 2007 regarding the beneficial ownership of Common Shares of the Company by each director, each executive officer and all directors and all executive officers as a group, including the dollar range of the value of equity securities beneficially owned by each director. The Common Shares shown for each individual and for all directors and executive officers as a group constituted less than 1% of the Company outstanding Common Shares.

	Amount and Nature of	Aggregate Dollar Range of
Name of Beneficial Owner	Beneficial Ownership (1)	Share Ownership (2)

Interested Director:
Robert J.A. Irwin	4,000 (3)	Over $100,000

Independent Directors:
Harry M. Conger	1,100 (4)	$50,001-$100,000
Henry R. Breck	1,000 (5)	$50,001-$100,000
Chester A. Crocker	400	$10,001-$50,000
Joseph C. Farrell	1,000	$50,001-$100,000
James G. Inglis	None	None
Malcolm W. MacNaught	1,000	$50,001-$100,000
Robert A. Pilkington	3,000	Over $100,000
A. Michael Rosholt	None	None

Other Officers:
David J. Christensen	None
Paul K. Wustrack, Jr.	10

All Directors and Executive Officers as a group	11,510

(1)	Each individual has sole voting and investment power over the shares shown opposite his name, except as otherwise noted.

(2)	Valuation as of November 30, 2007.

(3)	Mr. Irwin has shared voting and investment power over 142 shares owned by his wife.

(4)	Mr. Conger has shared voting and investment power over 1,000 shares.

(5)	Mr. Breck has shared voting and investment power over these shares.

BOARD COMMITTEES

The Board has an Audit Committee, a Compensation Committee, an Ethics Committee, and a Nominating Committee.

The Audit Committee acts pursuant to a written charter. The Audit Committee Charter is available on the Company’s website at www.asaltd.com. The Audit Committee currently consists of Messrs. Farrell (Chairman), Breck and MacNaught, each of whom is an Independent Director (and an independent director as that term is defined in the rules of the New York Stock Exchange). The responsibilities of the Audit Committee include overseeing (i) the Company’s accounting and financial reporting policies and practices, (ii) the Company’s internal controls and procedures, and (iii) the integrity, quality and objectivity of the Company’s financial statements and the audit thereof. The Audit Committee is directly responsible for the selection (subject to ratification by a majority of the Independent Directors and by the shareholders), compensation, oversight and, when appropriate, termination of the Company’s independent auditors. Attached as Appendix A is a copy of the Company’s Audit Committee Report with respect to the Company’s audited financial statements for the fiscal year ended November 30, 2007.

The current members of the Compensation Committee are Messrs. Conger (Chairman), Crocker and Pilkington, each of whom is an Independent Director. The primary function of the Compensation

Committee is to make recommendations to the Board regarding the compensation of officers and the directors of the Company.

The current members of the Ethics Committee are Messrs. Crocker (Chairman), Farrell and Inglis. The primary function of the Ethics Committee is to ensure compliance by the directors, officers and other access persons with the Company’s Code of Ethics and Rule 17j-l under the 1940 Act.

The current members of the Nominating Committee are Messrs. Pilkington (Chairman), Conger and Rosholt, each of whom is an Independent Director. The Nominating Committee is responsible for identifying qualified candidates for the Board and the committees of the Board. The Nominating Committee acts pursuant to a written charter which is available on the Company’s website at www.asaltd.com. The responsibilities of the Nominating Committee include (i) considering and evaluating the structure, composition and membership of the Board and each of its committees, (ii) evaluating and recommending the persons to be nominated by the Board for election as directors at the next Annual General Meeting of Shareholders and to fill vacancies on the Board as necessary, and (iii) evaluating and recommending directors to serve as members of the committees of the Board.

The Board also has an ad hoc Long-Range Planning Committee that meets from time-to-time. The current members of the Long-Range Planning Committee are Messrs. MacNaught, Breck and Pilkington.

DIRECTOR ATTENDANCE AT MEETINGS

During the fiscal year ended November 30, 2007 there were five meetings of the Board, five meetings of the Audit Committee, two meetings of the Compensation Committee, four meetings of the Ethics Committee, two meetings of the Nominating Committee, and one meeting of the Long-Range Planning Committee. Each director attended 75% or more of the meetings of the Board and the Committees on which he served.

Although the Company does not have a policy on director attendance at the Annual General Meetings of Shareholders, directors are encouraged to do so. The 2007 Annual General Meeting of Shareholders was attended by all of the Company’s nine directors.

SHAREHOLDER COMMUNICATIONS

Shareholders may send written communications to the Company’s Board or to an individual director by mailing such correspondence to the Board or the individual director, as the case may be, c/o LGN Group, LLC, P.O. Box 269, Florham Park, NJ 07932 (addressed to the Company). Such communications must be signed by the shareholder and identify the number of shares held by the shareholder. Properly submitted shareholder communications will, as appropriate, be forwarded to the entire Board or to the individual director. Any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act must also meet all the requirements of Rule 14a-8. See “Shareholder Proposals” below.

INFORMATION REGARDING THE COMPANY’S PROCESS FOR NOMINATING
DIRECTOR CANDIDATES

The Nominating Committee will recommend to the Board candidates for new or vacant Board positions based on its evaluation of which potential candidates are most qualified to serve and protect the interests of the Company’s shareholders and to promote the effective operations of the Board. In considering director candidates, the Nominating Committee may take into account a variety of factors, including whether the candidates (i) are of the highest character and integrity; (ii) have distinguished records in their primary careers; (iii) have substantial experience and breadth of knowledge which is of relevance to the Company, particularly relating to gold and other precious minerals, finance, securities law, the workings of the securities markets, or investment management; (iv) have sufficient time available to devote to the affairs of the Company in order to fulfill their duties and responsibilities, including service on Board committees; (v) are committed to working collaboratively with other members of the Board in promoting the best long-term interests of shareholders; (vi) qualify as Independent Directors; and (vii) are free of any conflicts of interest that would interfere with the proper performance of their duties as directors. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s present composition and the Nominating Committee’s (or the Board’s) perceptions about future issues and needs.

The Committee considers candidates from any source deemed appropriate by the Committee, including: (a) the Company’s current directors, (b) the Company’s officers, and (c) the Company’s shareholders. The Committee will not consider self-nominated candidates. The Committee may, but is not required to, retain a third party search firm to identify potential candidates.

The Nominating Committee will consider nominees recommended by shareholders on the basis of the same criteria used to consider and evaluate candidates recommended by other sources. Shareholders may send resumes of recommended persons to the Chairman – Nominating Committee of ASA Limited, c/o LGN Group, LLC, P.O. Box 269, Florham Park, NJ 07932. The shareholder recommendation must be received at the above address no later than October 2, 2008. The shareholder recommendation must be accompanied by all information relating to such candidate that is required to be disclosed in solicitations of proxies for the election of directors. In addition, the shareholder recommendation must be accompanied by the written consent of the candidate to stand for election if nominated by the Board and to serve if elected by the shareholders. No nominee recommendation has been received from a shareholder for inclusion in this proxy statement.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The Company does not know of any director, officer or beneficial owner of more than 10% of the Company’s shares who, during the Company’s last fiscal year, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act.

PROPOSAL 2: RATIFICATION AND APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO SET THE AUDITORS’ REMUNERATION

In accordance with Section 89 of the Companies Act 1981 of Bermuda, the Company’s shareholders have the authority to appoint the Company’s independent auditors and to authorize the Audit Committee of the Board to set the auditors’ remuneration. The Audit Committee has nominated Ernst & Young LLP (“Ernst & Young”) New York, NY, an independent registered public accounting firm, to serve as the Company’s independent auditors to audit the accounts of the Company for the fiscal year ending November 30, 2008. The Board, including a majority of Independent Directors, has ratified their nomination and has directed that their selection be submitted to the Company’s shareholders for ratification and approval of appointment.

In the opinion of the Audit Committee, the services provided by Ernst & Young are compatible with maintaining the independence of the Company’s independent registered public accounting firm. Ernst & Young has informed the Company that, in its professional judgment, it is not aware of any relationships between Ernst & Young and the Company that may reasonably be thought to bear on its independence.

In connection with the audit of the Company’s financial statements for the fiscal year ended November 30, 2007, the Company entered into an engagement agreement with Ernst & Young which set forth the terms by which Ernst & Young would perform audit services for the Company. That agreement is subject to mediation and arbitration procedures and, in the case of arbitration, an exclusion for non-monetary or equitable relief.

A representative of Ernst & Young is expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

Audit and Non-Audit Fees

Aggregate fees billed by Ernst & Young for professional services rendered to the Company for the fiscal years ended November 30, 2007 and November 30, 2006 are set forth below.

	Fiscal Year 2007	Fiscal Year 2006

Audit Fees	$90,000	$85,000
Audit-Related Fees	-0-	-0-
Tax Fees	-0-	5,000
All Other Fees	-0-	-0-

Total	$90,000	$90,000

Audit Fees include the aggregate fees billed for professional services rendered by the independent auditors for the audit of the Company’s annual financial statements and review of the semi-annual financial statements and services rendered in connection with statutory or regulatory filings, including the annual and semi-annual reports.

Audit-Related Fees include the aggregate fees billed for assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of the financial statements.

Tax Fees include the aggregate fees billed for professional services rendered by the independent auditors in connection with tax compliance, tax advice and tax planning. The figure for 2006 includes fees billed for non-U.S. tax advisory services.

All Other Fees include the aggregate non-audit fees not disclosed above that were billed for projects and services provided by the independent auditors.

The aggregate fees billed by Ernst & Young for non-audit services rendered to the Company for the fiscal years ended November 30, 2007 and November 30, 2006 were $0 and $5,000, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee of the Company has the sole authority to pre-approve all audit and non-audit services to be provided by the independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)B of the Exchange Act which are approved by the Committee prior to the completion of the audit. During the fiscal year ended November 30, 2007, there were no services included in Audit Related Fees, Tax Fees and All Other Fees that were approved by the audit committee pursuant to the de minimis exception provided in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. Any individual project that does not exceed $25,000 may be pre-approved by the chair of the Audit Committee. Any such pre-approval by the chair of the Audit Committee must be presented to the full Committee at its next scheduled meeting. Any proposed services exceeding that cost level requires specific pre-approval by the Audit Committee. Pre-approval of audit and non-audit services shall not be required if the engagement to render the services is entered into pursuant to pre-approved policies and procedures established by the Committee, provided the Committee is informed of each such service. The Committee has not established such policies and procedures.

Required Vote: The ratification and approval of the appointment of the Company’s independent auditors and the authorization for the Audit Committee to set the auditors’ remuneration requires the affirmative vote of a majority of the votes cast at the Meeting.

The directors unanimously recommend that you vote FOR proposal 2 on the enclosed WHITE proxy card.

PROPOSAL 3: DISSIDENT SHAREHOLDER PROPOSAL

As discussed above, a group of dissident shareholders managed or advised by Laxey Partners Limited, an off-shore hedge fund manager, has announced its intention to submit to shareholders at the Meeting a proposal that the shareholders “recommend to the Board that the Board takes the following action to address the persistent discount at which the Company’s shares trade relative to the net asset value of the shares of the Company, namely, that the Board of the Company shall immediately initiate a self tender offer under which the Company shall repurchase 30% of its issued shares at a price equivalent to 99% of the net asset value per share of the Company, and thereafter execute semi-annual tender offers to repurchase 10% of the issued shares of the Company under each such offer at a price equivalent to 99% of the net asset value per share of the Company.”

The dissident shareholders have stated that they intend to present this non-binding proposal through an authorized representative at the Meeting. The name and address of and the number of the Company’s outstanding Common Shares held by the dissident shareholders as a group are listed under “Share Ownership of Certain Beneficial Owners” above.

Implementing the dissident shareholders’ self-serving proposal would clearly benefit their short-term interests, but the Board believes that it cannot implement the proposal without significant adverse consequences to the Company and long-term shareholders.

For the reasons discussed below, the directors unanimously and strongly recommend that you vote AGAINST proposal 3 on the enclosed WHITE proxy card.

OPPOSING STATEMENT OF YOUR BOARD

The Company has experienced strong performance in recent years, and the Board believes that it would be highly detrimental to the long-term interests of the Company and its shareholders to carry out the major tender offer program proposed by the dissident shareholders. The Company’s total return (assuming reinvestment of dividends) in fiscal year 2007 was 19.2% based on net asset value and 19.0% based on the market price of the Company’s shares. This total return in fiscal year 2006 was 34.9% based on net asset value and 31.5% based on market price.

The Company believes that the dissident shareholders have benefited by purchasing their shares at discounts approximating current discount levels and are attempting to enhance their return beyond the Company’s strong net asset value return to the significant detriment of long-term shareholders. The benefit of the discounts from net asset value at which the dissident shareholders have purchased their shares would offset the detriment of sales of their shares at current similar discount levels, effectively yielding the dissident shareholders the full benefit of the Company’s strong net asset value performance. The dissident shareholders are attempting to enhance this already strong return by having the Company implement a major tender offer program that will have a significant adverse impact on the Company and shareholders who have invested to take advantage of the long-term investment opportunities offered by the Company.

The major tender offer program proposed by the dissident shareholders could result in a reduction in the net assets of the Company by approximately 60% over a two to three year period. The loss of approximately 60% of the Company’s net assets would have serious consequences for remaining shareholders. The Company is one of a very few registered investment companies that is internally managed. As a result, it does not pay an asset-based advisory fee to an outside investment manager, and most of its operating expenses are fixed and do not vary based on the net assets of the Company. Management estimates that the Company’s annual expense ratio (based on expenses and average net assets for fiscal year 2007) would increase by approximately 147% if the Company’s net assets decreased by 60%. In addition, to raise cash to pay for tendered shares, the Company would have to sell a significant portion of its current holdings, possibly at unfavorable prices and including some positions whose sale at that time would not be consistent with the Company’s overall investment strategy. This would be detrimental to the management of the Company’s investments and its investment performance, to the detriment of long-term shareholders.

The major tender offer program proposed by the dissident shareholders would have significant adverse income tax consequences to many non-tendering and tendering shareholders. We believe that the Company is the only foreign corporation currently registered under the 1940 Act. As a foreign U.S. registered investment company, the Company is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. We believe that this status would result in significant adverse income tax consequences to many U.S. taxable shareholders, both non-tendering and tendering shareholders, if the Company were to carry out the tender offer program.

General tax treatment of PFIC shareholders. Because the Company is a PFIC, the federal income taxation of a U.S. taxable shareholder thereof depends on whether the shareholder has made an election to treat the Company as a qualified electing fund (“QEF”) or to mark to market his or her shares of the Company. Either of these elections may result in a shareholder’s recognizing current income subject to federal income taxation that otherwise would not be taxable currently but avoids potentially more drastic tax consequences under the so-called “excess distribution” rules. Those rules provide, for a shareholder who has made neither of these elections (a “non-electing shareholder”), that if in any taxable year a PFIC distributes more than 125% of the average amount it has distributed for the three preceding taxable years (an “excess distribution”), the non-electing shareholder is required to pay income taxes on the excess distribution at effective tax rates that in many cases are materially higher than rates that might otherwise apply, plus interest. The entire gain recognized by a non-electing shareholder on the disposition of shares in a PFIC is treated as an excess distribution. The application of these rules to the proposed tender offer program for particular classes of Company shareholders is set forth in the following paragraphs.

Adverse tax consequences to non-tendering QEF-electing shareholders. Tender offers by the Company would require U.S. taxable shareholders of the Company who had made a QEF election to recognize taxable income even if they did not tender their shares. Taxation of these non-tendering shareholders would result from the substantial gains expected to be realized by the Company in connection with payment for shares tendered. The Company has substantial unrealized appreciation of its portfolio securities, and it would be required to recognize substantial gains whether it made payment for tendered shares in cash raised by selling appreciated portfolio securities or by distributing the appreciated securities in kind to tendering shareholders. U.S. taxable shareholders who had made a QEF election would be required to include in their gross income a proportionate share of the gains recognized by the Company even if they did not tender their shares.

Adverse tax consequences to tendering non-electing shareholders. The income tax consequences to non-electing shareholders of having their shares repurchased by the Company could be so severe due to the Company’s status as a PFIC as to discourage their participation in the proposed tender offer program. The repurchase of the tendered shares by the Company would be treated as a distribution subject to the excess distribution rules discussed above. Under these rules, non-electing shareholders would be required to pay taxes – at the highest marginal ordinary income tax rates, plus interest, during each taxable year in which their shares were held – on any excess distribution in the taxable year in which the tender offer occurred. This would result in an effective tax rate, including interest, on the excess distribution to these shareholders, depending on their holding period, of approximately 35% to 70%. If the Company were not a PFIC, individual shareholders who had held their shares for more than a year would instead pay U.S. federal income tax on any gains realized on the repurchase of their shares at the current long-term capital gains rate for individuals of 15%.

Discounts are prevalent in the closed-end fund structure. Your Board recognizes that shares of the Company have been trading at a discount from their net asset value. This is not unusual for funds organized as closed-end funds and reflects the fact that shares of closed-end funds trade on the basis of supply and demand in the market, like shares of industrial companies. Although sales by shareholders at current market discounts would not yield their full net asset value, the Company believes it is likely that a substantial portion of the Company’s shareholder base, including the dissident shareholders, has purchased their shares at discounts approximating current discount levels. If these shareholders sold their shares at discount levels no higher than those at which their shares were purchased, the advantage of the discounts from net asset value at purchase would offset the detriment of the similar discounts on sale so that the shareholders would effectively realize the full benefit of the Company’s net asset value performance.

Your Board does not believe that the major tender offer program proposed by the dissident shareholders for their own short-term gain, or other action by the Company that it believes is likely to effect a long-term reduction in the discount levels at which the Company’s shares have been trading, is in the best interests of the Company or its long-term shareholders.

At a meeting held on January 9, 2008, your Board approved share repurchases by the Company pursuant to which the Company is authorized to purchase shares of the Company in the market at a discount from net asset value, which would increase net asset value per share.

Required Vote: The approval of proposal 3 requires the affirmative vote of a majority of the votes cast at the Meeting.

The directors unanimously and strongly recommend that you vote AGAINST proposal 3 on the enclosed WHITE proxy card.

The directors unanimously recommend that you reject the dissident shareholders’ solicitation and strongly urge you not to sign, but to discard, any proxy card that may be sent to you by or on behalf of the dissident shareholders, even if you intend to use it to vote against proposal 3.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with Section 84 of the Companies Act 1981 of Bermuda, the Company’s audited financial statements for the fiscal year ended November 30, 2007 will be presented at the Meeting. These statements have been approved by the Company’s Board. There is no requirement under Bermuda law that such statements be approved by the shareholders, and no such approval will be sought at this Meeting.

ADDITIONAL INFORMATION

The principal executive office of the Company is located at 11 Summer Street, 4th Floor, Buffalo, NY 14209. The Company does not have an outside investment adviser.

LGN Group, LLC provides certain administrative and shareholder services to the Company. LGN Group, LLC is located at 140 Columbia Turnpike, 2nd Floor, Florham Park, NJ 07932.

Kaufman Rossin Fund Services, LLC, located at 2699 South Bayshore Drive, 9th Floor, Miami, FL 33133, provides accounting services to the Company.

SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be included in the proxy statement and proxy for the 2009 Annual General Meeting the proposal must be received no later than October 2, 2008.

Under Rule 14a-4 of the Exchange Act, a shareholder who wishes to present a proposal for consideration at the 2009 Annual General Meeting without inclusion of such proposal in the Company’s proxy statement and proxy must send notice of such proposal to the Company no later than December 16, 2008. If notice for such proposal is not received by December 16, 2008, management proxies may use their discretionary authority to vote on such proposal. Bermuda law provides that only registered shareholders holding not less than 5% of the total voting rights in the Company or 100 registered shareholders together may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be deposited at the registered office of the Company (ASA Limited, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda) no less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notic e has been deposited.

OTHER MATTERS

The management of the Company knows of no other business that will be presented for consideration at the Meeting, but should any other matters requiring a vote of shareholders arise, the persons named as proxies will vote thereon in accordance with their best judgment.

ASA Limited

Robert J.A. Irwin Chairman of the Board, President and Treasurer

January 29, 2008

APPENDIX A

AUDIT COMMITTEE REPORT

ASA LIMITED

The Audit Committee of the Board of Directors of ASA Limited (the “Company”) was created to assist the Board of Directors in its oversight of matters relating to accounting and financial reporting, internal control over financial reporting, the integrity, quality and objectivity of the Company’s financial statements and the independent audit thereof, the Company’s independent auditors, and certain legal and regulatory compliance. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit. Members of the Audit Committee rely without independent verification on the information provided and the representations made to them by management and Ernst & Young LLP, the Company’s independent auditors.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended November 30, 2007. In conjunction with its review, the Audit Committee has met with the management of the Company to discuss the audited financial statements. In addition, the Audit Committee has discussed with Ernst & Young LLP, the matters required pursuant to Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

Based upon this review and related discussions, and subject to the limitation on the role and responsibilities of the Audit Committee set forth in the Audit Committee Charter, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended November 30, 2007.

This report has been approved by all of the members of the Audit Committee (whose names are listed below), each of whom has been determined to be independent as defined in the New York Stock Exchange’s listing standards.

January 14, 2008

Joseph C. Farrell (Chairman)
Henry R. Breck
Malcolm W. MacNaught

A-1

YOUR VOTE AT THIS YEAR’S MEETING IS ESPECIALLY IMPORTANT
NO MATTER HOW MANY SHARES YOU OWN

If your shares are registered in your name, please indicate your voting instructions on the enclosed WHITE proxy card, sign and date the card, and return the card to our tabulator, Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230-3230, in the postage-paid envelope provided.

If you hold your shares in “street name” through a broker, bank or other nominee, your nominee may not return your proxy this year (as it has in past routine annual meetings) unless you mark, sign, date and mail promptly the proxy voting form it will send you. Accordingly, you should contact the person responsible for your account and give instructions for a WHITE proxy card to be signed representing your shares.

If you believe that you may previously have returned a proxy card sent to you by or on behalf of the dissident shareholders, you can revoke that proxy by marking, signing, dating, and returning the enclosed WHITE proxy card, which must be dated after any proxy you may have returned to the dissident shareholders. Only your latest-dated executed proxy will count at the Annual General Meeting.

If you have any questions regarding the proposals or need assistance returning your proxy, please contact our proxy solicitor:

D. F. King & Co., Inc.

48 Wall Street

New York, NY 10005

1-800-549-6746 (call toll-free)

or

1-212-269-5550 (call collect)

RETURN YOUR PROXY BY INTERNET	WWW.CESVOTE.COM

Use the Internet to return your proxy until 6:00 a.m. EST on the morning of the Annual General Meeting. Have your proxy card in hand when you access the Website listed above and follow the instructions provided.

RETURN YOUR PROXY BY TELEPHONE	1-888-693-8683

Use any touch-tone telephone to return your proxy until 6:00 a.m. EST on the morning of the Annual General Meeting. Have your proxy card in hand when you call and follow the instructions provided.

RETURN YOUR PROXY BY MAIL

Please mark, sign, date and promptly mail your proxy card using the postage- paid envelope provided or return your proxy card to: ASA Limited, c/o Corporate Election Services, PO Box 3230, Pittsburgh PA 15230 to ensure that your proxy is received prior to the Annual General Meeting on March 6, 2008.

Return Your Proxy by Internet Access the Website and return your proxy electronically: www.cesvote.com	Return Your Proxy by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Return Your Proxy by Mail Sign and return your proxy in the postage-paid envelope provided.

Control Number

IF YOU HAVE NOT RETURNED YOUR PROXY VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,
MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.

ASA LIMITED	ANNUALGENERAL MEETING WHITE PROXYCARD

This proxy is being solicited on behalf of the Board of Directors of ASA Limited (the “Company”).

The undersigned hereby appoints as proxies Paul K. Wustrack, Jr. and Lawrence G. Nardolillo, and each of them (with power of substitution), to vote all of the undersigned’s shares in the Company held on the record date at the Annual General Meeting of Shareholders to be held on March 6, 2008 at 10:00 a.m., Eastern Time, at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 599 Lexington Avenue, 32nd Floor, New York, NY 10022, and any adjournment or postponement thereof (the “Meeting”), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” each of the nominees in Proposal 1, “FOR” Proposal 2, and “AGAINST” Proposal 3, with discretionary power to vote upon such other business as may properly come before the Meeting.

, 2008

Shareholder Sign Here	Date

, 2008

Co-Shareholder Sign Here	Date

Please sign exactly as name appears on this proxy. Joint shareholders should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person indicating title.

ASA LIMITED

ASA LIMITED
RETURN YOUR PROXY VIA THE INTERNET OR BY TELEPHONE

Dear Shareholder:

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

ASA Limited encourages you to return your proxy electronically via the Internet or by telephone, both of which are available 24 hours per day, seven days per week. If you return your proxy by Internet or telephone, you do NOT need to mail your proxy card.

•

To return your proxy electronically via the Internet, go to the Website: http://www.cesvote.com and follow the prompts. You must use the control number printed in the box by the arrow on the reverse side of this card.

• To return your proxy by telephone, use a touch-tone telephone and call 1-888-693-8683. You must use the control number printed in the box by the arrow on the reverse side of this card.

If you have any questions regarding the proposals or need assistance returning your proxy, please contact D. F. King & Co., Inc., which is assisting ASA Limited, at 1-800-549-6746 (call toll-free) or at 1-212-269-5550 (call collect).

Thank you for your prompt attention to this request.

IF YOU HAVE NOT RETURNED YOUR PROXY VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,
MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.

ASA LIMITED							ANNUAL GENERAL MEETING WHITE PROXY CARD

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD RECOMMENDS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “AGAINST” PROPOSAL 3.

1.	Election of Directors
			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

	(1)	R.J.A. Irwin	☐	☐	☐	(6)	J.G. Inglis	☐	☐	☐
	(2)	H.M. Conger	☐	☐	☐	(7)	M.W. MacNaught	☐	☐	☐
	(3)	H.R. Breck	☐	☐	☐	(8)	R.A. Pilkington	☐	☐	☐
	(4)	C.A. Crocker	☐	☐	☐	(9)	A.M. Rosholt	☐	☐	☐
	(5)	J.C. Farrell	☐	☐	☐

2.
To ratify and approve the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending November 30, 2008, and to authorize the Audit Committee of the Board to set the independent auditors’ remuneration.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.
To consider a shareholder proposal recommending that the Board authorize an immediate tender offer for 30% of the Company’s outstanding shares, followed thereafter by semi-annual tender offers for 10% of the Company’s outstanding shares, with each such tender offer at a price equal to 99% of net asset value.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

(Continued, and please sign on reverse side.)